                                                                    Exhibit 4.11

                    AMENDMENT NO. 1 TO SHAREHOLDERS AGREEMENT

          Amendment No. 1 (this "Amendment"), dated as of November 30, 2000, to the Shareholders Agreement (the "Shareholders Agreement"), dated as May 22, 1997, among Von Hoffmann Corporation (the "Company"), DLJ Merchant Banking Partners II, L.P. ("DLJMB"), DLJ Offshore Partners II, C.V., DLJ Diversified Partners, L.P., DLJ EAB Partners, L.P., DLJMB Funding II, Inc., DLJ First ESC L.L.C., UK Investment Plan 1997 Partners (each, a "DLJMB Entity", and collectively, the "DLJMB Entities"), Robert A. Uhlenhop ("Uhlenhop"), the Management Shareholders listed on Annex A thereto (individually, a "Management Shareholder", and collectively, the "Management Shareholders"), and ZS VH II, L.P ("ZS"). Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Shareholders Agreement.

                               W I T N E S S E T H

          WHEREAS, the Company, DLJMB, the DLJMB Entities, Uhlenhop, the Management Shareholders and ZS are parties to the Shareholders Agreement; and

          WHEREAS, the parties desire to amend certain provisions of the Shareholders Agreement to, among other things, reduce from nine (9) to six (6) the number of directors comprising the Board; and

          WHEREAS, the parties have agreed to amend the Shareholders Agreement and to enter into this Amendment upon the terms and subject to the conditions contained herein.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereby agree as follows:

          SECTION 1. AMENDMENTS TO SHAREHOLDERS AGREEMENT. Subject to the satisfaction of the conditions set forth in Section 2 hereof, the Shareholders Agreement is hereby amended as follows:

          1.1 AMENDMENT TO SECTION 2.1. Section 2.1 is hereby amended by deleting Section 2.1(a) in its entirety and replacing it with the following:

               "(a) Subject to subsections (c), (d) and (e) below and
          Section 8(b) of the Certificate of Designations, Preferences and Rights of the Preferred Shares, the Board shall consist of six (6) directors (or such smaller number as may be mutually agreed to by DLJMB, ZS, so long as it owns beneficially 25% of its Initial Ownership, and Uhlenhop, so long as he is the Chief Executive Officer of the Company), four (4) of whom (including the Chairman of the Board) shall be nominated by the DLJMB Entities, one (1) of whom shall be nominated by ZS, and one (1) of whom shall be Uhlenhop so long as he is the Chief Executive Officer of the Company and he owns beneficially Common Shares and Vested Option Shares in an aggregate amount equal to at least 2% of the Fully Diluted Common Shares; PROVIDED, HOWEVER, that, if Uhlenhop is no longer serving as the Chief Executive Officer of the Company (other than as a result of his termination for "Cause" (as defined in the Uhlenhop Employment Agreement)), but he owns beneficially Common Shares and Vested Option Shares in an amount equal to at least 2% of the Fully Diluted Common Shares (such 2% amount, the "Uhlenhop 2% Threshold"), the Board shall consist of seven (7) directors (or such smaller number as may be mutually agreed to by DLJMB and ZS, so long as it owns beneficially 25% of its Initial Ownership; PROVIDED THAT such reduction in the number of directors shall in any event include and contemplate a directorship for Uhlenhop so long as he owns beneficially Common Shares and Vested Option Shares in an amount equal to or greater than the Uhlenhop 2% Threshold), four
          (4) of whom (including the Chairman of the Board) shall be nominated by the DLJMB Entities, one (1) of whom shall be nominated by ZS, one
          (1) of whom shall be Uhlenhop so long as he owns beneficially Common Shares and Vested Option Shares in an amount equal to at least 2% of the Fully Diluted Common Shares, and one (1) of whom shall be the new Chief Executive Officer of the Company who is duly appointed by the Board; PROVIDED FURTHER, that, notwithstanding his Share ownership, if Uhlenhop is no longer serving as the Chief Executive Officer of the Company or Von Hoffmann Press as a result of his being terminated for "Cause" in accordance with the Uhlenhop Employment Agreement, then Uhlenhop will no longer be entitled to serve as a director of either the Company or Von Hoffmann Press and the Board shall consist of six
          (6) directors (or such smaller number as may be mutually agreed to by DLJMB and ZS, so long as it owns beneficially 25% of its Initial Ownership), four (4) of whom (including the Chairman of the Board) shall be nominated by the DLJMB Entities, one (1) of whom shall be nominated by ZS, and one (1) of whom shall be the new Chief Executive Officer of the Company who is duly appointed by the Board"

          1.2 AMENDMENT TO SECTION 2.4. Section 2.4 is hereby amended by deleting the first sentence thereof in its entirety and replacing it with the following:

               "A majority of the entire Board shall constitute a quorum for the transaction of business."

          SECTION 2. CONDITIONS TO EFFECTIVENESS; CONSENT. The amendments in
Section 1 of this Amendment shall become effective on the date when (a) counterparts hereof shall have been executed by each of (i) the DLJMB Entities holding at least a majority of the Shares held by all DLJMB Entities, (ii) ZS and (iii) the Management Shareholders holding at least a majority of the Shares held by all Management Shareholders and (b) this Amendment shall have been approved by the Board in accordance with the terms of the Shareholders Agreement without giving effect to this Amendment. By executing its respective counterpart hereof, each of the parties hereto shall be deemed to have consented to the matters contemplated by this Amendment.

          SECTION 3. EFFECT ON THE SHAREHOLDERS AGREEMENT. Except as amended hereby, the Shareholders Agreement shall remain in full force and effect. Nothing in this Amendment shall be deemed to (i) except as set forth herein, constitute a waiver of compliance by any of the parties of any term, provision or condition of the Shareholders Agreement or any other instrument or agreement referred to therein or (ii) prejudice any right or remedy that any party to the Shareholders Agreement may now have or may have in the future under or in connection with the Shareholders Agreement.

          SECTION 4. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together constitute one and the same agreement.

          SECTION 5. GOVERNING LAW. The validity, interpretation and enforcement of this Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflict of laws principles thereof.

          SECTION 6. HEADINGS. Section headings in this Amendment are included herein for the convenience of reference only and shall not constitute part of this Amendment for any other purpose.

          SECTION 7. REFERENCES. References herein to the "Shareholders Agreement", "this Agreement", "hereunder", "hereof", or words of like import referring to the Shareholders Agreement, shall mean and be a reference to the Shareholders Agreement as amended hereby, unless otherwise indicated.

                         [Signatures on following page]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date set forth above.

                                    VON HOFFMANN CORPORATION

                                    By:   /s/ Robert Uhlenhop
                                          --------------------------------------
                                          Name:  Robert Uhlenhop
                                          Title:

                                    DLJ MERCHANT BANKING PARTNERS II, L.P.

                                    By:   DLJ MERCHANT BANKING II, INC.,
                                          Managing General Partner


                                          By: /s/ Ivy Dodes
                                               ---------------------------------
                                               Name:  Ivy Dodes
                                               Title: Vice PResident


                                    DLJ DIVERSIFIED PARTNERS, L.P.

                                    By:   DLJ DIVERSIFIED PARTNERS, INC.


                                          By: /s/ Ivy Dodes
                                               ---------------------------------
                                               Name:  Ivy Dodes
                                               Title: Vice President


    [Signature Page to Amendment No. 1 to Shareholders Agreement, dated as of
       May 22, 1997, among Von Hoffmann Corporation and its stockholders]

                                    DLJ OFFSHORE PARTNERS II, C.V.

                                    By:   DLJ MERCHANT BANKING II, INC.,
                                          Managing General Partner


                                          By: /s/ Ivy Dodes
                                               ---------------------------------
                                               Name:  Ivy Dodes
                                               Title: Vice President

                                    DLJ EAB PARTNERS, L.P.

                                    By:   DLJ MERCHANT BANKING II, INC.


                                          By: /s/ Ivy Dodes
                                               ---------------------------------
                                               Name:  Ivy Dodes
                                               Title: Vice President

                                    DLJMB FUNDING II, INC.

                                    By:   /s/ Ivy Dodes
                                          --------------------------------------
                                          Name:   Ivy Dodes
                                          Title:  Vice President

                                    DLJ FIRST ESC L.P.

                                    By:   DLJ LBO PLANS MANAGEMENT
                                          CORPORATION, Manager


                                          By: /s/ Ivy Dodes
                                               ---------------------------------
                                               Name:  Ivy Dodes
                                               Title: Vice President


    [Signature Page to Amendment No. 1 to Shareholders Agreement, dated as of
       May 22, 1997, among Von Hoffmann Corporation and its stockholders]

                                    UK INVESTMENT PLAN 1997 PARTNERS

                                    By:   UK INVESTMENT PLAN 1997, INC.


                                          By: /s/ Ivy Dodes
                                               ---------------------------------
                                               Name:  Ivy Dodes
                                               Title: Vice President

                                    ZS VH II L.P.

                                    By:   ZS VH II, L.L.C., General Partner


                                          By: /s/ Robert Horne
                                               ---------------------------------
                                               Name:  Robert Horne
                                               Title: Manager


                                    /s/ Robert A. Uhlenhop
                                    --------------------------------------------
                                    ROBERT A. UHLENHOP


                                    /s/ Charles A. Albert
                                    --------------------------------------------
                                    CHARLES A. ALBERT


                                    /s/ Craig A. Nelson
                                    --------------------------------------------
                                    CRAIG A. NELSON


    [Signature Page to Amendment No. 1 to Shareholders Agreement, dated as of
       May 22, 1997, among Von Hoffmann Corporation and its stockholders]

                                    /s/ Harold W. LePage
                                    --------------------------------------------
                                    HAROLD W. LEPAGE


                                    /s/ Leo G. Ringwald
                                    --------------------------------------------
                                    LEO G. RINGWALD


                                    /s/ Chad D. Deahn
                                    --------------------------------------------
                                    CHAD D. DEAHN


                                    /s/ Michael W. Dietz
                                    --------------------------------------------
                                    MICHAEL W. DIETZ


                                    /s/ Robert L. Fiedler
                                    --------------------------------------------
                                    ROBERT L. FIEDLER


                                    /s/ Cindy A. Batchelor
                                    --------------------------------------------
                                    CINDY A. BATCHELOR


                                    /s/ Mark D. Bawden
                                    --------------------------------------------
                                    MARK D. BAWDEN


                                    /s/ Donald H. Lenauer
                                    --------------------------------------------
                                    DONALD H. LENAUER


   [Signature Page to Amendment No. 1 to Shareholders Agreement, dated as of
       May 22, 1997, among Von Hoffmann Corporation and its stockholders]